UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2011

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 19, 2011, the Compensation & Benefits Committee of the Board of Directors (the “Committee”) of Johnson & Johnson (the “Company”) approved (i) a revised Form of Certificate - Stock Option (“Stock Option Certificate”), (ii) a revised Form of Certificate - Restricted Share Unit (“RSU Certificate”) and (iii) a new Form of Certificate - Performance Share Unit (“PSU Certificate” and collectively with the Stock Option Certificate and RSU Certificate, the “Forms of Certificate”) for use under the Johnson & Johnson 2005 Long-Term Incentive Plan, which plan was approved by shareholders of the Company during the annual meeting of shareholders held on April 28, 2005.

The Stock Option Certificate and RSU Certificate are substantially similar to the prior forms and were modified to reflect the following: (i) upon a termination due to Disability, unvested options and unvested restricted share units will immediately vest upon termination; (ii) upon a termination for “Cause,” vested options are immediately forfeited, and (iii) the term “Retire” or “Retirement” is consistently defined as the attainment of 55 years of age. Other than as set forth above, the terms and conditions of the Stock Option Certificate and RSU Certificate remain unchanged.

The PSU Certificate provides for the grant of units that are subject to both the achievement of certain performance goals established by the Committee (which may vary from award to award) and the continued employment with the Company. The performance share units are settleable in shares of Company Common Stock (or, at the discretion of the Committee, the cash equivalent) following the end of a three-year performance period. The PSU Certificate provides for the following termination provisions, provided the employee has held the award for at least six months: (i) upon Death or Disability, the award immediately vests at 100% of target, with additional shares awarded after the end of the three-year performance period if the actual performance exceeds target and (ii) upon normal Retirement, the award vests in accordance with the normal vesting period, provided that if the grantee is hired by a competitor within 18 months of such Retirement, the grantee forfeits the unvested award. Additionally, unvested performance share units are forfeited upon a termination that is less than six months from the grant date or in the case of: (i) early Retirement, (ii) termination without Cause, (iii) voluntary termination, or (iv) termination for Cause. The performance share units are subject to the Company's Compensation Recoupment Policy, as amended from time to time.

The Form of Certificate - Stock Option is filed as Exhibit 10.1 to this Form 8-K, the Form of Certificate - Restricted Share Unit is filed as Exhibit 10.2 to this Form 8-K, and the Form of Certificate - Performance Share Unit is filed as Exhibit 10.3 to this Form 8-K. The foregoing description of the Forms of Certificate is qualified by reference to the terms of the actual forms of certificate filed herewith. Capitalized terms used herein have the meanings set forth in the actual Forms of Certificate.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.    Description of Exhibit

Exhibit 10.1    Form of Certificate - Stock Option
Exhibit 10.2    Form of Certificate - Restricted Share Unit
Exhibit 10.3    Form of Certificate - Performance Share Unit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
January 13, 2012	By:	/s/ Douglas K. Chia
Douglas K. Chia Secretary